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Exhibit 10.2

Agreement

    This Agreement, dated as of July 2, 2001, is by and between ATC Distribution Group, Inc. ("Buyer") and Aftermarket Technology Corp. ("Seller").

    WHEREAS, ATCDG Acquisition Corp., Inc. ("Acquisition Corp.") and Seller entered into a Stock Purchase Agreement, dated as of September 1, 2000 (as amended to the date hereof, the "Stock Purchase Agreement"), pursuant to which Acquisition Corp. acquired all of the outstanding capital stock of Buyer on October 27, 2000. Terms not otherwise defined herein shall have the meanings ascribed to them in the Stock Purchase Agreement.

    WHEREAS, following such purchase Acquisition Corp. was merged with and into Buyer and Buyer succeeded to all the rights and obligations of Acquisition Corp. under the Stock Purchase Agreement.

    WHEREAS, pursuant to Section 2.04 of the Stock Purchase Agreement, Seller is to pay Buyer an amount equal to the amount by which Final Net Working Capital is less than $81,531,000 and Final Net Cash is less than $(2,504,000).

    WHEREAS, pursuant to Section 2.03 of the Stock Purchase Agreement, Buyer delivered to Seller its calculations of Proposed Net Working Capital and Proposed Net Cash in its letter to Seller dated February 23, 2001 ("Buyer's Calculation") setting forth a Proposed Net Working Capital of $75,169,000 and a Proposed Net Cash of $(2,778,000), equating to a proposed total amount of $6,636,000 owing from Seller to Buyer pursuant to Section 2.04 of the Stock Purchase Agreement (excluding interest on such amount calculated in accordance with the Stock Purchase Agreement).

    WHEREAS, pursuant to Section 2.03 of the Stock Purchase Agreement, Seller delivered to Buyer its notices of disagreement with respect to the Proposed Net Working Capital and Proposed Net Cash in its letters to Buyer dated March 23, 2001 and April 27, 2001 ("Seller's Notices of Disagreement"), disputing certain portions of the Proposed Net Working Capital and Proposed Net Cash calculations and setting forth a proposed Net Working Capital of $79,005,000 and a proposed Net Cash of $(2,555,000), equating to a proposed total amount of $2,577,000 owing from Seller to Buyer pursuant to Section 2.04 of the Stock Purchase Agreement (excluding interest on such amount calculated in accordance with the Stock Purchase Agreement).

    WHEREAS, pursuant to Section 2.03, Buyer and Seller have engaged in negotiations regarding the amounts set forth in Buyer's Calculation and Seller's Notices of Disagreement and now deem it desirable and in their best interests to agree upon the amounts of Final Net Working Capital and Final Net Cash.

    NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

    1.  Final Net Working Capital and Final Net Cash.  Pursuant to Sections 2.03 and 2.04 of the Stock Purchase Agreement, Buyer and Seller hereby agree that:

      (a) Final Net Working Capital is $77,907,000 and Final Net Cash is $(2,555,000), which amounts are final and binding upon the parties hereto.

      (b) Based on Final Net Working Capital and Final Net Cash, Seller owes to Buyer an aggregate amount of $3,675,000 (the "Agreed Amount") pursuant to Sections 2.04(a) and (c) of the Stock Purchase Agreement, plus Interest (as defined below) thereon. Seller paid $732,000 of the Agreed Amount, plus $21,750 of Interest thereon, to Buyer on April 27, 2001, leaving a balance of $2,943,000 of the Agreed Amount, plus Interest thereon, to be paid. As used herein, "Interest" on any amount means interest on such amount from October 27, 2000 to the date of payment of such amount as calculated in accordance with Section 2.04 of the Stock Purchase Agreement. Exhibits A and B to this Agreement set forth the Interest calculations on all amount paid or payable under this Agreement. Seller acknowledges and agrees that the interest payment due on April 27, 2001 under the Amended and Restated Note, dated as of October 27, 2000, from Buyer to Seller (the "Amended Note") in the amount of $753,750 was offset against a portion of the Agreed Amount, that such interest payment was satisfied in full by Buyer in a timely manner under the terms of the Amended Note and that no overdue interest or penalties are due from Buyer in connection with such interest payment.

      (c) The balance of the Agreed Amount, plus Interest thereon, shall be paid by Seller to Buyer as follows:

         (i) The amount of $         2,943,000, plus $108,000 of Interest thereon, shall be due and payable from Seller to Buyer on July 2, 2001 by wire transfer of immediately available funds; and

        (ii) Any amounts not paid by Seller to Buyer in accordance with Section 1(c)(i) shall bear interest from the applicable date of payment until paid by Seller to Buyer, with the interest calculated in accordance with Section 2.04 of the Stock Purchase Agreement

    2.  Waiver and Release of Claims Regarding Financial Statements.  Buyer hereby waives, releases and discharges Seller and its officers, directors, employees and Affiliates (collectively, the "Released Parties") from any and all claims, liabilities, demands, Damages and causes of action (whether known or unknown, fixed or contingent) that Buyer may have or claim to have to the extent arising out of or relating to the Financial Statements or the representations and warranties made by Seller in Section 3.09 of the Stock Purchase Agreement being false, incorrect or inaccurate with respect to any account or item of the type that is a constituent part of Net Working Capital or Net Cash (in no event shall any of the items or matters described on Schedules 1.01 or 1.02 to the Stock Purchase Agreement constitute for purposes of this Section 2 an account or item of the type that is a constituent part of Net Working Capital or Net Cash). The foregoing shall not constitute a waiver, release or discharge of or otherwise affect Buyer's rights and Seller's obligations under Section 9.01(a)(v) of the Stock Purchase Agreement; it being understood and agreed that the reference to Net Working Capital in Section 9.01(a)(v) of the Stock Purchase Agreement shall refer to the proposed working capital calculation delivered by Seller to Buyer on April 27, 2001 as supplemented by the liabilities set forth on Exhibit C hereto.

    3.  Miscellaneous.

      (a) This Agreement shall be governed by and construed and enforced in accordance with the internal laws (as opposed to the conflicts of laws provisions) of the State of New York.

      (b) This Agreement may be executed in any number of counterparts with the same effect as if the signatures thereto were upon one instrument.

      (c) Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of amendment, by all parties hereto, or in the case of a waiver, by the party against whom the waiver is to be effective.

[Signature page follows]

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and the year first above written.

ATC DISTRIBUTION GROUP, INC.
/s/ ROBERT J. FITZSIMMONS
By:	Robert J. Fitzsimmons
Title:	Vice President

AFTERMARKET TECHNOLOGY CORP.
/s/ JOSEPH SALAMUNOVICH
By:	Joseph Salamunovich
Title:	Vice President

Exhibit A

Exhibit A
Calculation of Offset Balance

$ in millions	Net Working Capital	Net Cash	Total
Estimated	$81.531	$(2.504)
Buyer Proposed	$75.169	$(2.778)
Seller Proposed	$79.005	$(2.555)
Buyer Proposed Adjustment	$(6.362)	$(0.274)	$(6.636)
Seller Proposed Adjustment	$(2.526)	$(0.051)	$(2.577)
Undisputed Amount			$(2.577)

	Oct-00	Nov-00	Dec-00	Jan-01	Feb-01	Mar-01	Apr-01
Applicable Rate	6.804%	6.759%	6.687%	6.371%	5.390%	5.089%	4.840%
Beg Date	27-Oct-00	31-Oct-00	30-Nov-00	31-Dec-00	30-Jan-01	28-Feb-01	31-Mar-01
End Date	31-Oct-00	30-Nov-00	31-Dec-00	30-Jan-01	28-Feb-01	31-Mar-01	27-Apr-01
# Days	4	30	31	30	29	31	27
Interest on Undisputed Amount	$(0.002)	$(0.014)	$(0.015)	$(0.013)	$(0.011)	$(0.011)	$(0.009)
Offset Balance
Beginning Amount	$(2.577)	$(2.579)	$(2.593)	$(2.608)	$(2.621)	$(2.632)	$(2.644)
Accrued Interest	$(0.002)	$(0.014)	$(0.015)	$(0.013)	$(0.011)	$(0.011)	$(0.009)
Offset Interest Amounts	$—	$—	$—	$—	$—	$—	$0.754

Ending Amount	$(2.579)	$(2.593)	$(2.608)	$(2.621)	$(2.632)	$(2.644)	$(1.899)

Exhibit B

Exhibit B
Calculation of Interest Accrued on Purchase Price Adjustment

$in millions Agreed Purchase Price Adjustment			$3.675
	Oct-00	Nov-00	Dec-00	Jan-01	Feb-01	Mar-01	Apr-01	Apr-01	May-01	Jun-01	Jul-01
Applicable Rate	6.804%	6.759%	6.687%	6.371%	5.390%	5.089%	4.840%	4.840%	4.340%	3.943%	3.790%
Beg Date	27-Oct-00	31-Oct-00	30-Nov-00	31-Dec-00	30-Jan-01	28-Feb-01	31-Mar-01	27-Apr-01	30-Apr-01	31-May-01	30-Jun-01
End Date	31-Oct-00	30-Nov-00	31-Dec-00	30-Jan-01	28-Feb-01	31-Mar-01	27-Apr-01	30-Apr-01	31-May-01	30-Jun-01	2-Jul-01
# Days	4	30	31	30	29	31	27	3	31	30	2
Interest on Purchase Price Adjustment	$0.003	$0.020	$0.021	$0.019	$0.016	$0.016	$0.013	$0.001	$0.011	$0.010	$0.001
Balance Due
Principal Balance	$3.675	$3.675	$3.675	$3.675	$3.675	$3.675	$3.675	$2.943	$2.943	$2.943	$2.943
Accrued Interest	$0.003	$0.023	$0.044	$0.063	$0.079	$0.095	$0.108	$0.087	$0.098	$0.108	$0.108
Offset Principal							$(0.732)
Offset Interest	$—	$—	$—	$—	$—	$—	$(0.022)	$—	$—	$—	$—

Balance Due	$3.678	$3.698	$3.719	$3.738	$3.754	$3.770	$3.029	$3.030	$3.041	$3.051	$3.051

Exhibit C

Exhibit C

Liabilities Included In Adjustment Amount
Mexicali—Additional Payroll Tax Liabilities	61 Items Submitted After 120 Day Period
Mexicali—Other Additional Liabilities	148 Items Submitted After 120 Day Period
Buyer Submitted Additional Liabilities	99 Items Submitted After 120 Day Period
Sub-total	308
JDE West Accrued Payables	24
Total Liabilities Included In Adjustment Amount	332

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